UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Pace Savings & Credit Union Limited lent money to SusGlobal Energy Corp. (hereinafter referred to as the "Company") and its subsidiaries SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd. (collectively, with the Company, referred to as the "Borrowers"). As of March 28, 2023, the Borrowers owed Alterna Savings and Credit Union Limited ("Alterna"), as assignee of that debt, $3,812,765 (CAD$5,195,274), including accrued interest of approximately $387,000 (CAD$527,000).

On March 28, 2023, the Company entered into an escrow agreement, dated March 28, 2023, (the "Escrow Agreement") with a third-party escrow agent (the "Escrow Agent") to facilitate the discharge in full of its indebtedness to Alterna.  Pursuant to the Escrow Agreement, the Company deposited into escrow $917,364 (CAD$1,250,000) and signed counterparts of a mutual release agreement and indemnity agreement described below.  On release to Alterna of  the letter of credit No. 78 dated May 20, 2020, in the sum of $203,163.53 (CAD$276,830.63) the escrow will be released.  Alterna has deposited into escrow an authorization empowering the Company to discharge all security and registrations relating to the debt on its behalf, such that Alterna will no longer have any registered security interests in relation to the Company. When the escrowed property is released, the Company will no longer have any indebtedness to Alterna (or Pace). The foregoing description of the terms of the Escrow Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the text of the Escrow  Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The mutual release agreement deposited into escrow provides for a full and final mutual release (the "Release Agreement").  Alterna has also agreed to release the guarantees provided by Ike Makrimichalos, Marc Hazout, and Haute Inc. with respect to the obligations of the Borrowers to it.  The foregoing description of the terms of the Release Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the text of the Release Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

In connection with the Release Agreement, Alterna and the Borrowers have entered into an Indemnity Agreement, dated March 28, 2023, under which the Borrowers agree to indemnify, defend, and hold PACE harmless from any claims, damages, or liabilities made by certain parties that may arise in connection with the Release Agreement. The foregoing description of the terms of the Indemnity Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the text of the Indemnity Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Escrow Agreement, dated March 28, 2023, by and between SusGlobal Energy Canada Corp., Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited and Goodmans LLP.
10.2	Full and Final Mutual Release Agreement, dated as of March 28, 2023, by and between Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited, SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd., and Haute Inc.
10.3	Indemnity Agreement, dated as of March 28, 2023, by and between Alterna Savings and Credit Union Limited as assignee of Pace Savings & Credit Union Limited, SusGlobal Energy Corp., SusGlobal Energy Canada Corp., SusGlobal Energy Canada I Ltd., SusGlobal Energy Belleville Ltd., and Haute Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: April 3, 2023	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer